ASSIGNMENT OF PARTNERSHIP INTEREST AND SECOND AMENDMENT TO
        AGREEMENT OF LIMITED PARTNERSHIP OF ET SUB-MERIDIAN LIMITED
                          PARTNERSHIP, L.L.P.

     THIS ASSIGNMENT OF PARTNERSHIP INTEREST AND SECOND AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF ET SUB-MERIDIAN LIMITED PARTNERSHIP, L.L.P. (this "Agreement") is made as of this 25th day of September, 2002, by and among TOUGHKENAMON LLC, a Delaware limited liability company ("Assignor"), ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"), and ET MERIDIAN GENERAL PARTNER, L.L.C., a Delaware limited liability company ("Assignee").

     WHEREAS, Assignor is the sole general partner and the Operating Partnership is the sole limited partner of ET Sub-Meridian Limited Partnership, L.L.P, a Virginia limited liability partnership (the "Partnership"), pursuant to that certain Agreement of Limited Partnership of ET Sub-Meridian Limited Partnership, L.L.P dated as of August 7, 1998, as amended ("Partnership Agreement");

     WHEREAS, Assignor desires to assign its partnership interest as general partner of the Partnership (the "GP Interest") to Assignee in consideration of the payment by Assignee to Assignor of the sum of Eighty-Five Thousand Two Hundred Sixty-One and 4/100 Dollars ($85,261.04) (the "Purchase Price"), and Assignee desires to assume the same; and

     WHEREAS, the Operating Partnership desires to consent to the aforesaid assignment of the GP Interest and to continue the business of the Partnership as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignor hereby assigns to Assignee and Assignee hereby accepts from Assignor, all of the GP Interest, together with all of Assignor's right, title and interest as general partner of the Partnership under the Partnership Agreement, under any other documents related to the GP Interest or under applicable law and in and to any and all of (a) the Partnership's assets, and (b) any and all of Assignor's other rights under the Partnership Agreement. Simultaneously with the execution and delivery hereof, Assignee has paid the Purchase Price to assignee and Assignor hereby acknowledges receipt of the Purchase Price.

     2. To induce Assignee to enter into this Agreement and to accept the assignment of the GP Interest, Assignor hereby represents and warrants to Assignee as follows:

        a. No Violation, Disputes. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Assignor of any judgment, order, writ, injunction or decree issued against or imposed upon Assignor, nor will the entering into of this Agreement or the consummation of the transactions contemplated hereby conflict with any agreement to which Assignor is bound. There are no actions, suits, proceedings, arbitrations or investigations pending, or, to Assignor's knowledge, threatened against, relating to or affecting Assignor which might interfere in a material respect with the transaction contemplated by this Agreement, become a cloud on the title to the GP Interest or otherwise materially affect Assignor's ability to consummate the transaction contemplated hereby.

        b. Authority, Valid and Binding Obligation. Assignor is not in default under or in violation of the Partnership Agreement. Assignor has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which execution, deliver and performance will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Assignor.
This Agreement constitutes the legal, valid and binding obligation of Assignor and is enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles.

        c. Title to GP Interest. Assignor owns the GP Interest, free and clear of all security interests, liens, adverse claims, pledges, options, rights of first refusal, limitations on voting rights, charges and any other encumbrances of any nature whatsoever.

     3. Assignee hereby is admitted as the general partner of the Partnership and shall have all the rights, obligations and responsibilities of the general partner arising or accruing after the date hereof under the Partnership Agreement granted to a general partner. Any references to the general partner in the Partnership Agreement with respect to the period from and after the date hereof shall be deemed to mean Assignee as admitted to the Partnership hereunder.

     4. Assignee hereby accepts the rights, responsibilities and obligations of the general partner arising or accruing after the date hereof under the Partnership Agreement and agrees to assume and to be bound by the terms thereof.

     5. As evidenced by the execution of this Agreement, the Operating Partnership hereby consents to the assignment of the GP Interest and the admission of Assignee as the general partner of the Partnership, and hereby elects to continue the business of the Partnership. The Partnership Agreement hereby is amended to reflect the assignment of the GP Interest to Assignee by substituting the attached Schedule A in lieu of the Schedule A attached to the Partnership Agreement.

     6. This Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     7. This Agreement shall be governed by the laws of the Commonwealth of Virginia (but not including the choice of laws thereof).

     8. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     9. Except as modified herein, all terms, covenants and conditions of the Partnership Agreement shall remain in full force and effect. All references in the Partnership Agreement to the "Agreement" or "this

                                  -2-

Agreement" shall be deemed to refer to the Partnership Agreement as amended by this Agreement. In the event of any conflict between the terms and provisions of the Partnership Agreement and this Agreement, this Agreement shall prevail.

                                  -3-

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.


                                    ASSIGNOR:

                                    TOUGHKENAMON LLC

                                    By: /s/ D. Lee McCreary, JR.
                                       ____________________________

                                        D. Lee McCreary, Jr.
                                        sole member


                                    ASSIGNEE:

                                    ET MERIDIAN GENERAL PARTNER, L.L.C.,

                                    By:  ElderTrust Operating Limited
                                         Partnership, Sole Member

                                    By:  ElderTrust, General Partner

                                    By: /s/ Steven P. Seifred
                                       ____________________________
                                        Steven P. Seifred
                                        Controller

                                    LIMITED PARTNER:

                                    ELDERTRUST OPERATING LIMITED

                                    PARTNERSHIP, a Delaware limited
                                    partnership

                                    By:  ElderTrust, general partner

                                    By: /s/ Steven P. Seifred
                                       ____________________________
                                        Name:  Steven P. Seifred
                                        Title: Controller


                                             SCHEDULE A
                                             to Agreement of
                                             Limited Partnership of
                                             ET Sub-Meridian
                                             Limited Partnership, L.L.P.




        NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS

                                               AGREED VALUE OF
                                            CAPITAL CONTRIBUTIONS

GENERAL PARTNER

ET Meridian General Partner, L.L.C.
101 East State Street, Suite 100
Kennett Square, Pennsylvania 19348              $    20,000.00


LIMITED PARTNER

ElderTrust Operating Limited Partnership
101 East State Street, Suite 100
Kennett Square, Pennsylvania  19348             $ 1,980,000.00
                                                --------------

                                       TOTAL:   $ 2,000,000.00
                                                ==============